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                                                                   EXHIBIT (b.2)

                             HEARTLAND GROUP, INC.
                            Secretary's Certificate
                              Amendment of Bylaws
                           Effective August 2, 1999

         The undersigned, Jilaine Hummel Bauer, Secretary of Heartland Group, Inc. ("Corporation"), hereby certifies that the following is a true and correct copy of Sections 6.1 through 6.5 of Article VI of the Bylaws of the Corporation with new Section 6.1 and amended Section 6.4 renumbered as Section 6.5 being duly adopted by the Board of Directors at a meeting on July 29, 1999 pursuant to
Section 2-408(c) of the Maryland General Corporation Law.

         Section 6.1. Certificates. Effective as of August 2, 1999, the
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Corporation will no longer issue certificates evidencing the ownership of shares purchased or otherwise acquired. Any certificate issued by the Corporation to a stockholder prior to such effective date shall continue to represent and certify the number, series, and class of shares owned. The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent. The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such stockholder. Upon adoption of a resolution by the Board of Directors, the Corporation may at any time resume the issuance of share certificates. The Corporation may, by written notice to each stockholder, require the surrender of share certificates to the Corporation for cancellation. Any such surrender and cancellation shall not affect the ownership of shares in the Corporation.

         Sections 6.1, 6.2 and 6.3 of Article VI remain unchanged but renumbered Sections 6.2, 6.3 and 6.4 as set forth below.

         Section 6.2. Stock Ledgers. The stock ledgers of the Corporation,
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containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or at the offices of the transfer agent of the Corporation.

         Section 6.3. Transfer Agents and Registrars. The Board of Directors may
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from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

         Section 6.4. Fixing of Record Date. The Board of Directors may fix in
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advance a date as a record date for the determination of the Stockholders entitled to notice of or to vote at Stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that
(1) such record date shall be within 60 days prior to the date on which the particular action requiring such

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determination will be taken, (2) the transfer books shall not be closed for a period longer than 20 days, and (3) in the case of a meeting of Stockholders, the record date or any closing of the transfer books shall be at least 10 days before the date of the meeting.

         Section 6.5. Lost, Stolen or Destroyed Certificates. Before issuing a
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new certificate for stock of the Corporation alleged to be lost, stolen or destroyed, or permitting redemption of any shares represented by such certificate or recording the transfer thereof on the books, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         In WITNESS WHEREOF, the undersigned has executed this Certificate in her own hand on this 2nd day of August, 1999.



                                               _________________________________
                                               Jilaine Hummel Bauer, Secretary

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